Exhibit 10.4 Screenplay Assignment for Mountains of Trouble

SCREENPLAY ASSIGNMENT

KNOW ALL MEN BY THESE PRESENTS that, in consideration of one dollar ($1.00) and other good and valuable consideration, including but not limited to being named sole producer on this project at a fee equivalent to that recommended by the Producers Guild of America and sharing screen credit Francis Testa who is currently revision, recipt is hereby acknowledged, the undersigned, Wm. Alan Pezzuto (“Assignor”) does hereby  sell, grant convey and assign unto Asgaard Media (“Assignee”), its successors, assigns and licensees forever, all right title and interest including but not limited to the exclusive world-wide Motion Picture and allied rights of the Assignor in and to that certain literary work to wit: that certain original screenplay written by Wm. Alan Pezzuto entitled “Mountains of Trouble” hereafter identified as Writers Guild of America, west (WGAw) Registration number 10000937, which hereto fore may have been written with the sanction of Assignor.

Dated This 1st Day of June, 2008

/s/Wm. Alan Pezzuto
Wm. Alan Pezzuto, Assignor

AGREED TO:

/s/Wm. Alan Pezzuto, On behalf of
ASGAARD MEDIA Assignee